UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 7, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On January 7, 2025, Mark Lee and Forge Global Holdings, Inc. (the “Company”) mutually agreed that Mr. Lee will transition from his role as its Chief Financial Officer, effective January 20, 2025 (the “Transition Date”). Mr. Lee is expected to continue to serve as an employee of the Company for a period of time following the Transition Date by overseeing strategic financial and wealth initiatives as Chief of Strategic Wealth Solutions and supporting the transition of James Nevin as the Company’s new Chief Financial Officer (as described in more detail below).

In connection with his transition and separation, Mr. Lee is expected to enter into a separation agreement with the Company containing terms that are materially consistent with the benefits that would be due to him under his employment agreement (the “Lee Agreement”) in the event of a Good Reason termination (as defined therein). The foregoing description of the Lee Agreement is not complete and is qualified in its entirety by reference to the Lee Agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Appointment of Chief Financial Officer

On January 14, 2025, the Company announced the appointment of James Nevin as the Company’s Chief Financial Officer, effective as of January 20, 2025. Mr. Nevin will also serve as the Company’s principal financial officer.

Mr. Nevin, age 44, brings more than 25 years of financial and capital markets expertise to the Company. He most recently served in multiple leadership positions at the London Stock Exchange Group (“LSEG”) for over a decade, including as Managing Director of the Funds, Research, and Content business lines from March 2021 until January 2025, Managing Director, Head of Data Solutions from December 2019 to March 2021, and Chief Financial Officer and Managing Director of the Information Services division from July 2014 to December 2019. Prior to his tenure at LSEG, Mr. Nevin served as Associate Director, Corporate Finance at Evolution Securities (which was acquired by Investec in 2011) from 2010 to 2011, Manager, Corporate Finance at Oriel Securities (which was acquired by Stifel Financial Corp. in 2014) from 2007 to 2010, and Manager, Consumer Business External Audit at Deloitte from 2003 to 2007. Mr. Nevin received his Bachelor of Arts in Economics and Philosophy from the University of Nottingham in 2003, and is a Fellow of the Institute of Chartered Accountants in England and Wales.

In connection with joining the Company, Mr. Nevin entered into an Employment Agreement (the “Employment Agreement”) as described in more detail below. The Employment Agreement is on the same form of executive employment agreement entered into by the Company’s current executive officers. The description below is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

The Employment Agreement is at-will and provides Mr. Nevin with an initial base salary of $425,000 per year, with the opportunity to participate in the Company’s standard employee benefits programs. The Employment Agreement further provides that Mr. Nevin will be eligible to receive an annual cash target bonus opportunity equal to 100% of his base salary, as well as annual equity compensation in accordance with the Company’s equity compensation plan. The amount and metrics of both such annual cash bonus and equity compensation will be determined by the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company (the “Board”), or at the direction of the Board as a whole.

Pursuant to the Employment Agreement, if outside a Change in Control Period, Mr. Nevin is (a) terminated by the Company other than in connection with a Disability or for Cause (a “Without Cause Termination”) or (b) Mr. Nevin resigns for Good Reason (a “Good Reason Termination”), he shall be entitled to the below benefits (the “Non-CIC Benefits”). Each of the preceding capitalized terms are as defined in the Employment Agreement.

•a payment of his base salary (as in effect on the date Mr. Nevin’s employment terminates) for a period equal to the following: (1) in case of a Without Cause Termination, the lesser of 12 months and the number of whole months that Mr. Nevin was employed by the Company prior to such termination or (2) in the case of a Good Reason Termination, 18 months (such relevant time period from (1) or (2), the “Severance Period”), in each case, payable in substantially equal installments in accordance with the Company’s payroll practice during the Severance Period;

•a lump sum cash payment equal to the Multiplier (defined as the quotient of the number of months in the Severance Period divided by 12) times the greater of (a) the average of the last two annual bonuses received by Mr. Nevin from the Company prior to the date his employment terminates, (b) the last annual bonus received by Mr. Nevin from the Company prior to the date his employment terminates, and (c) if Mr. Nevin has been continuously employed with the Company for less than two years as of the date his employment terminates, the average of (i) the last annual bonus received by Mr. Nevin from the Company or any of its affiliates prior to the date his employment terminates and (ii) Mr. Nevin’s target annual bonus for the year in which his employment terminates (if Mr. Nevin has not yet received a bonus as described in (i), his target bonus alone will be deemed the “average”);

•with respect to options or other equity based grants made to Mr. Nevin (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise all options that would have become exercisable through the end of the Severance Period and vest in all such equity grants that would have vested through the end of the Severance Period, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Nevin as if he had remained employed by the Company until the end of the Severance Period so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of the Severance Period; and

•reimbursement on an after-tax basis for the premium expenses Mr. Nevin incurs to participate in health care continuation coverage under COBRA for the duration of the Severance Period to the extent Mr. Nevin is eligible under applicable law.

Pursuant to the Employment Agreement, if during a Change in Control Period, Mr. Nevin is (a) terminated by the Company other than in connection with a Disability or for Cause or (b) Mr. Nevin resigns for Good Reason, Mr. Nevin shall be entitled to the below benefits (the “CIC Benefits”).

•a lump sum cash payment equal to 18 months of Mr. Nevin’s base salary as in effect on the date his employment terminates;

•a lump sum cash payment equal to one and one-half times the greater of (a) the average of the last two annual bonuses received by Mr. Nevin from the Company prior to the date Mr. Nevin’s employment terminates, (b) the last annual bonus received by Mr. Nevin from the Company prior to the effective date of a Change in Control, (c) the last annual bonus received by Mr. Nevin from the Company prior to the date Mr. Nevin’s employment terminates, and (d) if Mr. Nevin has been continuously employed with the Company for less than two years as of the date his employment terminates, the average of (i) the last annual bonus received by Mr. Nevin from the Company prior to the date his employment terminates and (ii) Mr. Nevin’s target annual bonus for the year in which his employment terminates (if Mr. Nevin has not yet received a bonus as described in (i), his target bonus alone will be deemed the “average” hereunder);

•with respect to options or other equity based grants made to Mr. Nevin (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that Mr. Nevin has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Nevin as if he had remained employed by the Company until the end of the 18-month period following the date his employment terminates (the “Change in Control Severance Period”) so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of such Change in Control Severance Period; and

•reimbursement on an after-tax basis for the premium expenses Mr. Nevin incurs to participate in health care continuation coverage under COBRA for the duration of the Change in Control Severance Period to the extent Mr. Nevin is eligible under applicable law.

Such payments are contingent on Mr. Nevin’s execution of a general release of claims in favor of the Company. The Employment Agreement also includes a requirement that Mr. Nevin comply with certain restrictive covenants, including confidentiality, non-compete, non-solicitation, and non-disparagement covenants. In connection with his employment, Mr. Nevin will also enter into an indemnification agreement with the Company in the form filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 25, 2022.

Other than as described above, Mr. Nevin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Nevin and any other persons pursuant to which he was appointed as an executive officer of the Company, and there are no family relationships between Mr. Nevin and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On January 14, 2025, the Company issued a press release attached hereto as Exhibit 99.1 to announce the leadership transition described above.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 14, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: January 14, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer